UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 22, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-50869 (Commission File Number)	20-0836269 (I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800 Dallas, Texas (Address of Principal Executive Offices)	75231 (Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     In connection with the pending initial public offering (the “Offering”) of MetroPCS Communications, Inc. (the “Company”), which is anticipated to be a Qualifying Public Offering (as such term is defined in the Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”)), dated August 30, 2005, among the Company and the Stockholders (as defined therein) party thereto, on March 22, 2007, the Company received the approval of the requisite number of Stockholders for:
•	An amendment to the Stockholders Agreement (the “Amendment”), which (1) defines the rights of the Stockholders and holders of stock options to participate as selling stockholders in the Offering and (2) clarifies the limitations on sale or distribution by the Stockholders during the 180 day period following the Offering; and
•	An amendment and restatement of the Stockholders Agreement, as amended by the Amendment (the “Registration Rights Agreement”), which (1) removes certain provisions of the Stockholders Agreement that terminate automatically upon consummation of a Qualifying Public Offering and (2) renames the Stockholders Agreement as a Registration Rights Agreement, such amendment and restatement to become effective upon the consummation of the Offering.
     This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report.
Item 3.03 Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	First Amendment, dated as of March 22, 2007, to Second Amended and Restated Stockholders Agreement, dated as of August 30, 2005, among the Company and the Stockholders party thereto

10.2	—	Form of Registration Rights Agreement to become effective upon the closing of the Offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: March 27, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO